UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2011

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29429	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2011, API Technologies Corp. (the “Company”), Spectrum Control, Inc. (“Spectrum”) and Erie Merger Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of Spectrum by the Company.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, Merger Sub will be merged with and into Spectrum (the “Merger”). Upon effectiveness of the Merger, each outstanding share of common stock of Spectrum, other than shares owned by the Company, Merger Sub, Spectrum or their subsidiaries, will be converted into the right to receive $20.00 in cash, without interest. Also, upon the effectiveness of the Merger, each outstanding option to purchase common stock of Spectrum will be accelerated so that it becomes fully vested and shall receive in cash the product of the excess, if any, of $20.00 less the exercise price per option multiplied times the number of shares of Spectrum common stock issuable upon exercise of such option. The total purchase price is approximately $270,000,000.

Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by Spectrum’s shareholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, at least 95% of Spectrum optionholders must consent to the treatment of the options in the manner described above.

The Merger Agreement contains customary covenants, including covenants (1) generally providing for the parties to use all reasonable efforts to cause the closing of the Merger to be completed, (2) requiring Spectrum to call and hold a meeting of its shareholders to adopt the Merger Agreement as promptly as practicable, and (3) requiring that Spectrum comply with certain notification and other requirements and deadlines while taking actions that could reasonably be expected to facilitate a competing takeover proposal during and after the 40-day “go-shop” period described below.

The Merger Agreement provides for a 40-day “go-shop” period, beginning with the signing of the Merger Agreement, during which Spectrum may solicit, provide information to, and engage in discussions with third parties with respect to, alternative acquisition proposals. After the 40-day “go-shop” period, Spectrum will be subject to “no-shop” restrictions on its ability to solicit alternative acquisition proposals, provide information to and engage in discussions with third parties. Subject to certain exceptions under the Merger Agreement, Spectrum must keep the Company informed regarding proposals from and communications with other parties during both the “go-shop” and “no-shop” periods. Prior to terminating the Merger Agreement to accept an offer from a third party that Spectrum’s board of directors determines is superior to the Merger, Spectrum is required to provide the Company with certain notice and match rights with respect to such superior offer.

The Merger Agreement contains certain termination rights for each party. The Merger Agreement provides that, upon the termination of the Merger Agreement under specified circumstances, generally including a competitive takeover proposal by a third party or a change in Spectrum’s board’s recommendation of the Merger to its shareholders, Spectrum may be required to pay the Company a termination fee of $9,150,000. If requirements relating to the “go-shop” period are complied with and Spectrum terminates the Merger Agreement to enter into superior proposal to acquire Spectrum, Spectrum must pay a termination fee in the amount of $5,050,000. In addition, if the Merger Agreement is terminated under certain circumstances, Spectrum must reimburse the Company for reasonable out-of-pocket fees and expenses incurred by the Company in connection with the Merger Agreement up to an aggregate amount of $2,750,000. If the Merger Agreement is voted on and not approved by the Spectrum shareholders, Spectrum must reimburse the Company for reasonable out-of pocket fees and expenses incurred by the Company in connection with the Merger Agreement up to an aggregate amount of $1,000,000.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Concurrently, and in connection with entering into the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MS”) pursuant to which, subject to the conditions set forth therein, MS committed to provide to the Company new senior secured credit facilities (the “Senior Credit Facilities”) consisting of a revolving loan facility of up to $15,000,000 and one or more term loan facilities of up to $200,000,000. The Senior Credit Facilities are contemplated to be used to finance a portion of the purchase price of the Merger (including to refinance any indebtedness under the Company’s working capital facility that is outstanding at the time the Senior Credit Facilities are entered into), to pay certain fees and expenses in connection with the Merger and the Senior Credit Facilities, and for working capital and general corporate purposes. The commitment of MS under the Commitment Letter is subject to certain conditions, including the consummation of the Merger and the absence of a material adverse effect with respect to Spectrum under the Merger Agreement.

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 8.01 Other Events.

On March 28, 2011, the Company and Spectrum issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 28, 2011, by and among the API Technologies Corp., Erie Acquisition Corp. and Spectrum Control, Inc.

99.1	Joint press release dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Andrew Laurence
Name: Andrew Laurence
Title: Chief Accounting Officer and Vice President of Finance

Date: March 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 28, 2011, by and among the API Technologies Corp., Erie Acquisition Corp. and Spectrum Control, Inc.

99.1	Joint press release dated March 28, 2011.